AMENDMENT NO. 4
TO THE
INVESTMENT SUB-ADVISORY AGREEMENT


       This AMENDMENT NO. 4 to the
INVESTMENT SUB-ADVISORY AGREEMENT
("Amendment") is dated as of February 1, 2016, by and between THE VARIABLE ANNUITY LIFE
INSURANCE COMPANY, a Texas life insurer (the
"Adviser"), and WELLINGTON MANAGEMENT
COMPANY LLP, a Delaware limited liability partnership (the "Subadviser").

WITNESSETH:

       WHEREAS, the Adviser and VALIC Company
II, a Delaware statutory trust (the "Trust"), have entered into an Investment Advisory Agreement dated as of January 1, 2002 (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust; and

	WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the
"Act"), as an open-end management investment company; and

       WHEREAS, the Adviser and the Subadviser are parties to an Investment Sub-Advisory Agreement dated
January 1, 2002, as amended from time to time (the
"Subadvisory Agreement"), pursuant to which the Subadviser furnishes investment advisory services to the investment series of the Trust, as listed on Schedule A to the Subadvisory Agreement; and

	WHEREAS, the Adviser and the Subadviser
wish to amend and restate Schedule A to the Subadvisory Agreement as attached hereto.

       NOW, THEREFORE, the parties hereby agree as follows:

       1.	Schedule A to the Subadvisory
Agreement is hereby amended and restated as attached hereto.

       2.	This Amendment may be executed in
two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

       3.	Except as expressly supplemented,
amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Subadvisory Agreement shall remain unchanged and shall continue to be in full force and effect.

       4.	Capitalized terms used but not defined
herein shall have the meanings assigned to them in the Subadvisory Agreement.

       [Remainder of Page Intentionally Left Blank]


IN WITNESS WHEREOF, the parties have
caused their respective duly authorized officers to execute this Amendment as of the date first above written.


				THE VARIABLE
ANNUITY LIFE INSURANCE COMPANY



By: _/s/
Thomas M. Ward

Name:	Thomas M. Ward
Title:	Vice President - Investments


WELLINGTON MANAGEMENT COMPANY LLP



By: ___/s/ Michael J. Boudens
		Name:	Michael J. Boudens
		Title:	Senior Managing Director




SCHEDULE A

Effective February 1, 2016

SUB-ADVISER shall manage all or a portion of the assets of the following Covered Fund(s) and shall be compensated on that portion as follows:

Covered Fund
Fee


Mid Cap Value Fund
0.500% on the first $100
million
0.475% on the next $150
million
0.450% on the next $250
million
0.425% on the next $250
million
0.40% thereafter

High Yield Bond Fund
0.40% on the first $100
million
0.35% on the next $150
million
0.30% thereafter